Exhibit 99.2

           Service Corporation International Clarifies the Process of
               Redeeming Its Outstanding 6.75% Convertible Notes

    HOUSTON, May 13 /PRNewswire-FirstCall/ -- Service Corporation
International (NYSE: SRV), the world's largest funeral and cemetery company, announced today in an earlier press release that it intends to call for redemption all of its 6.75% Convertible Subordinated Notes Due 2008 (the "Convertible Notes"), which have an outstanding principal amount of $312.7 million.

    In connection with the call for redemption of the Convertible Notes, holders of the Convertible Notes at the close of business on the Regular Record Date of June 7, 2004, will receive a cash payment representing accrued interest for the period up to but not including June 22, 2004, the Redemption Date. Interest is payable only to holders of record of the Convertible Notes at the close of business on June 7, 2004; therefore, holders of Convertible Notes surrendered for conversion prior to the close of business on June 7, 2004 will not receive any cash payment representing accrued interest thereon. The right of holders to surrender their Convertible Notes for conversion expires at the close of business on June 22, 2004. Holders of Convertible Notes surrendered for conversion during the period commencing at the opening of business on the date after June 7, 2004 through and including the close of business on June 22, 2004, will receive a cash payment representing accrued interest for the period up to but not including
June 22, 2004.

    Holders will receive a notice of redemption pursuant to the terms of the Convertible Notes. The Company's press release issued earlier today announcing our intent to redeem the Convertible Notes can be found on our website at www.sci-corp.com .


    Cautionary Statement on Forward-Looking Statements

    The statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements have been made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate," or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, of us. Important factors which could cause actual results to differ materially from those in forward-looking statements include, among others, our ability to complete the redemption of the Convertible Notes.

    For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2003 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be found on our website at www.sci-corp.com . We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.


    Service Corporation International headquartered in Houston, Texas is the world's largest funeral and cemetery company. We have an extensive network of providers including 1,218 funeral service locations, 402 cemeteries and 141 crematoria providing funeral and cemetery services in North America as of March 31, 2004. We also own funeral and cemetery businesses in South America, Singapore and Germany. For more information about Service Corporation International, please visit our website at www.sci-corp.com .


     For additional information contact:

     Investors:  Debbie Young - Director of Investor Relations
                 (713) 525-9088
     Media:      Terry Hemeyer - Managing Director / Corporate Communications
                 (713) 525-5497


SOURCE  Service Corporation International
    -0-                             05/13/2004
    /CONTACT: investors, Debbie Young, Director of Investor Relations, +1-713-525-9088, or media, Terry Hemeyer, Managing Director - Corporate Communications, +1-713-525-5497, both of Service Corporation International/
    /Web site:  http://www.sci-corp.com /
    (SRV)

CO:  Service Corporation International
ST:  Texas
IN:
SU: